  EXHIBIT 5.1

Opinion of Counsel

SATTERLEE STEPHENSLLP

230 Park Avenue 11th Floor
New York, NY 10169-0079

(212) 818-9200

(212) 818-9606 (Fax)

51 John F. Kennedy Parkway

First Floor West

Short Hills, NJ 07078-2713

(973) 218-2509

(973) 218-2401 (Fax)

www.ssbb.com

April 18, 2018

RenovaCare, Inc.

Pittsburgh Life Sciences Greenhouse

2425 Sidney Street

Pittsburgh, PA 15203

RE: Registration Statement on Form S-1, File No. 333-222974

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by RenovaCare, Inc., a Nevada corporation (the “Company”) of a Registration Statement on Form S-1, File No. 333-222974 as amended on April 5, 2018 by the filing of a post-effective amendment (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to an aggregate of 4,404,136 shares of the Company’s common stock, par value $0.00001 per share, consisting of:

(a)

2,223,886 shares of common stock that were purchased by the Selling Stockholder in private placements with us pursuant to exemptions from the registration requirements of the Securities Act (collectively, the “Selling Stockholders’ Shares”);

(b)	810,000 shares of common stock issuable upon exercise of a Series D Warrants allowing the holder to purchase shares of common stock at an exercise price of $1.10 per share through June 5, 2020;and

(c)

460,250 shares of common stock issuable upon exercise of Series G Warrants that vested on July 12, 2014 allowing the holder to purchase shares of common stock at an exercise price of $2.68 per share through July 21, 2022; and

(d)	910,000 shares of common stock issuable upon exercise of Series H Warrants allowing the holder to purchase shares of common stock at an exercise price of $2.75 per share through October 16, 2022.

The Series D, G, and H Warrants are referred to collectively as the “Warrants” and the shares issuable thereunder are referred to collectively as the “Selling Stockholders’ Warrant Shares.”

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, each as amended to date, corporate proceedings of the Company, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. We have not performed any independent investigation other than the document examination described. We make no representation as to the sufficiency of our investigation for your purposes. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

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We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United States of America, the laws of the State of New York, and the Nevada Revised Statutes, which includes statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Subject to the foregoing and in reliance thereon, it is our opinion that:

(a) the Selling Stockholders’ Shares are validly issued, fully paid and non-assessable; and

(b) the issuance of the Warrant Shares has been duly authorized and, when issued and delivered in accordance with the terms of the Warrants, the Selling Stockholders’ Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Form S-1and the rules and regulations promulgated under the Securities Act of 1933. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

It is understood that this letter is to be used in connection with the resale of the Securities only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act. This opinion replaces and supersedes any prior opinions delivered with respect to the subject matter hereof.

Very truly yours,

/s/ Satterlee Stephens LLP

Satterlee Stephens LLP

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